Exhibit 5.1

August 20, 2010

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Re:	Renasant Corporation
Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Renasant Corporation, a Mississippi corporation (the “Company”), in connection with the Registration Statement on Form S-3 (as it may be amended or supplemented, the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale by the selling shareholders named therein (the “Selling Shareholders”) from time to time of up to 3,925,000 shares of common stock, par value $5.00 per share, of the Company (the “Common Shares”). The Common Shares may be offered and sold from time to time by the Selling Shareholders pursuant to Rule 415 under the Securities Act.

In rendering this opinion, we have examined and relied upon the original, or a photostatic or certified (or otherwise satisfactorily identified) copy, of the Registration Statement, the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, and such other records of the Company and such certificates of officers of the Company and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to us by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us.

We have further assumed that (i) the Commission will have entered an appropriate order declaring the Registration Statement effective and the Registration Statement will remain effective during the entire period when the Common Shares are offered and sold and (ii) the Selling Shareholders will comply with all applicable securities laws.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and representations made to us by officers of the Company, we are of the opinion that:

(1) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Mississippi.

(2) The Common Shares are validly issued, fully paid and non-assessable.

August 20, 2010

Our opinions expressed herein are limited to the laws of the State of Mississippi and the federal laws of the United States as they relate to the opinions expressed herein. We express no opinion as to laws of any other jurisdiction. We are members of the Bar of the State of Mississippi. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions expressed herein.

This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

We consent to be named in the Registration Statement under the heading “Legal Matters” as the law firm which passed on the validity of the Common Shares and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the General Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/    PHELPS DUNBAR, L.L.P.